                                                                     Exhibit 4.1


     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                         -----------------------------

                           AMERICAN VANTAGE COMPANIES

                         COMMON STOCK PURCHASE WARRANT

                         -----------------------------


     This certifies that, for good and valuable consideration, American Vantage Companies, a Nevada corporation (the "Company"), grants to Gerard Klauer Mattison & Co., Inc., or registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company 25,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the purchase price per share of $1.65 (the "Exercise Price"), from time to time, prior to 5:00 PM Eastern Standard Time on May 3, 2007 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms shall have the meanings set forth in Section 18 of this Warrant.


Certificate No.: GKM-1

Number of Warrant Shares: 25,000

Name of Warrantholder: Gerard Klauer Mattison & Co., Inc.

     1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

          1.1. Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

               (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

               (b) the delivery of payment to the Company, for the account of the Company, by cash, by wire transfer of immediately available funds or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid (or as provided in Section 1.2 below).

          1.2. Conversion Right (Cashless Exercise).

               (a) In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price; provided, however, that the Warrantholder shall be required to pay the par value for any shares of Common Stock so delivered) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

               (b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the Expiration Date by delivering the Warrant Certificate, together with a duly executed Exercise Form (with the conversion section completed), to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Warrantholder will be issued pursuant to such conversion.

               (c) Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                    (i) If the Common Stock is listed on a national securities exchange, then the Fair Market Value shall be the average of the last ten (10)

          "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last ten (10) Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last ten (10) "daily sales prices" of the Common Stock on the National Market (the "National Market") (the SmallCap Market (the "SmallCap Market") or the Over-the-Counter Bulletin Board (the "OTCBB") of the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on the last ten (10) Business Days prior to the Determination Date, or if not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, SmallCap Market, or the OTCBB, the average of the last ten (10) closing bid quotations in the over-the-counter market as published in the "pink sheets" by the National Quotation Bureau. The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

                              (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least nine (9) of such days, then the Fair Market Value shall be the fair value as reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board, after taking into account the opinion of the Warrantholder as to the Fair Market Value of the Common Stock. Such determination by the Board shall be conclusive, absent manifest error.

                    1.3. Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon the delivery to the Company of any certificates or other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act.

                    1.4. Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within ten (10) Business Days after receipt of the Exercise Form and, if such exercise is not pursuant to Section 1.2, receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

                    1.5. Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

                    1.6. Divisibility of Warrant; Transfer of Warrant.

                         (a) Subject to the provisions of this Section 1.6, this
Warrant may be divided into warrants of one thousand (1,000) shares or multiples thereof, upon surrender at the principal office or the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this
Section 1.6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

                  (b) Upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Each Warrantholder agrees that prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if reasonably requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition, the Warrantholder and the transferee shall execute any documentation reasonably required by the Company to ensure compliance with the Securities Act. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

         2.  Restrictions on Transfer;
             Restrictive Legends.

         Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

       Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if: (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares, as the case may be, may be sold without restriction (including, without limitation, as to volume) pursuant to Rule 144.

       3.  Company Representations, Warranties and Covenants.

       The Company hereby represents, warrants, covenants and agrees as follows:

           3.1. All Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

           3.2. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant;

           3.3. The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, spinoff, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof.

           3.4. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights;

           3.5. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, in violation of the Company's certificate of incorporation or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a material default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency (other than such consents, approvals, notices, actions or filings as have already been obtained or made); and

          3.6 The authorized capital stock of the Company consists of (a) 30,000,000 shares of Common Stock, of which 4,865,856 shares are issued and outstanding, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding. All issued and outstanding shares of the Company have been duly authorized and validly issued, and are fully paid and nonassessable, and such shares have been issued in compliance with all applicable federal and state securities laws.

     4.   Loss or Destruction of Warrant.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5.   Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     6.   Certain Adjustments.

          6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

               (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or splitup of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

                   (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph(f).

                   (c) Reorganization, Merger, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all substantially all of the assets of the Company to any other person (each, a "Transaction"), shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such Transaction by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised in full immediately before such Transaction. The Company shall execute and deliver to the Warrantholder at least twenty (20) Business Days prior to effecting such Transaction a certificate setting forth the Warrantholder's rights as set forth in the preceding sentence. No Transaction shall be consummated unless adequate provision (in the reasonable opinion of the Warrantholder) has been made in the definitive agreement for the adjustments set forth herein and for the successor entity in any such Transaction to assume the Company's obligations hereunder. The provisions of this Section 6.19(c) shall similarly apply to successive Transactions.

                   (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

                   (e)  Carryover.  Notwithstanding any other provision of this
Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

               (f) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6.1, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     6.2. [INTENTIONALLY OMITTED.]

     6.3. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 6.1 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such section, then, in each such case, the Company shall, at its expense, appoint a firm of independent public accountants of recognized national standing (who may be the independent public accountants regularly employed by the Company) to issue a report which shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 6.1, necessary to preserve without dilution the purchase rights represented by this Warrant. Upon receipt of such report, the Company will promptly mail a copy thereof to the Warrantholder and shall make the adjustments described therein.

     6.4. Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth in reasonable detail the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

     6.5. Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (a) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (b) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (c) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale, transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrantholder notice of such proposed action, which notice shall specify the date on which (i) the books of the Company shall close, or
(ii) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (iii) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be mailed in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause
(c) above at least thirty (30) days prior to the date upon which such action takes place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

          6.6. Effect of Failure to Notify. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 6.4 and 6.5 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

     7.   Registration Rights.

     If at any time the Company proposes to register any of its Common Stock under the Securities Act by registration on any form other than Form S-4 or S-8, including, without limitation, to effect a public offering, whether or not for sale for its own account, it shall each such time give prompt written notice to all registered Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 7. Upon the written request of any such Holder (a "Requesting Holder") made within ten (10) business days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended method of disposition), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof to the extent required to permit the disposition of such Registrable Securities in accordance with the intended methods thereof described as aforesaid; provided, however, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter, if any, of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; provided further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith as herein provided), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable

Securities, for the same period as the delay in registering such other securities. If an offering in connection with which a Requesting Holder is entitled to registration under this Section is an underwritten offering, then each Requesting Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed to by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a Registration pursuant to this Section is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Requesting Holders and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

     8. Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Section 7, the Company shall:

          8.1. Prepare and file with the SEC a registration statement or statements or similar documents (the "Registration Statement") with respect to the securities to be sold by the Company together with the Registrable Securities to be sold by the Requesting Holders, and thereafter use its commercially reasonable efforts to cause the Registration Statement to become effective, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), in each case, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          8.2. Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement;

          8.3. Furnish to each Holder whose Registrable Securities are included in the Registration Statement (without charge to the Holders) such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder in connection with the offering and the sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

          8.4. Use all reasonable efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders who hold a majority in interest of the Registrable Securities reasonably request, (b) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect and (d) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 8.4;

          8.5. (a) In the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, and (b) in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Registrable Securities reasonable indemnification substantially similar to that provided by Section 11.1;

          8.6. Promptly (and in any event within one (1) Business Day) notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its best efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

          8.7. Promptly (and in any event within one (1) Business Day) notify each Holder who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

          8.8. Permit a single firm of counsel designated as selling stockholders' counsel by and at the expense of the Holders who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          8.9. Make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an

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